EX-99.23.j
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm in the Registration Statement (Form N-1A), and related Statement of Additional Information of Pauze Funds and to the inclusion of our report dated May 25, 2000 to the Shareholders and Board of Trustees of the Pauze Funds.

/s/
----------------------
Tait, Weller & Baker

PHILADELPHIA, PENNSYLVANIA
JANUARY 15, 2001